UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2007

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 12, 2007, United States Steel Corporation (the “Corporation”) entered into an unsecured $500,000,000 Three-Year Term Loan Agreement (the “Three-Year Loan Agreement”) and a $400,000,000 One-Year Term Loan Agreement (the “One-Year Loan Agreement” — together with the Three-Year Loan Agreement, the “Loan Agreements”) each with the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. The Loan Agreements each contain an interest coverage ratio (consolidated EBITDA to consolidated interest expense) covenant of 2:1 and a leverage ratio (consolidated debt to consolidated EBITDA) of 3.25:1 along with other customary terms and conditions. The Corporation will use the proceeds from borrowings under the Loan Agreements to finance a portion of the cost of its proposed purchase of Stelco Inc.

The Three-Year Loan Agreement is filed herewith as Exhibit 10.1.

The One-Year Loan Agreement is filed herewith as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

10.1	THREE-YEAR TERM LOAN AGREEMENT dated as of October 12, 2007 among UNITED STATES STEEL CORPORATION, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

10.2	ONE-YEAR TERM LOAN AGREEMENT dated as of October 12, 2007 among UNITED STATES STEEL CORPORATION, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry G. Schultz
Larry G. Schultz
Vice President & Controller

Dated: October 16, 2007

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